Exhibit T3B


                                     BY-LAWS
                                       OF
                    GOLDEN NORTHWEST ALUMINUM HOLDING COMPANY
                            (A Delaware corporation)

                                    ARTICLE I
                                  Stockholders

            Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Chairman of the Board of Directors, the President and Chief Executive Officer or Secretary.

            Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date, at such time and at such place as shall be designated from time to time by the Chairman of the Board of Directors, the President and Chief Executive Officer or Secretary. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

            Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, President and Chief Executive Officer or Secretary.

            Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

            Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting,


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present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

            Section 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all elections of Directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a majority of the votes cast.


            Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman or Secretary presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of Director shall be appointed as an inspector at any meeting for the election of Directors.

            Section 8. Chairman of Meetings. The Chairman of the Board or, in his absence, the President and Chief Executive Officer or Secretary shall preside as Chairman of a meeting of the stockholders. In the absence of both the Chairman of the Board and the President and Chief Executive Officer, a majority of the members of the Board of Directors present in person at such meeting may appoint any other person to act as Chairman of the meeting.


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            Section 9.  Secretary of Meetings. The Secretary of the corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary, the Chairman of the meeting shall appoint any other person to act as Secretary of the meeting.

            Section 10. Stockholders' Action Without Meetings. To the extent permitted by applicable law, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if a written consent thereto is signed by a majority of the stockholders, such written consent is filed with the minutes of proceedings of the stockholders, and notice of such action is sent to all stockholders.

                                   ARTICLE II

                               Board of Directors
                               ------------------


            Section 1. Number of Directors. The number of Directors shall be five.

            Section 2. Right to Designate Members; Composition. Harbert Distressed Investment Master Fund, Ltd., SPCP Group, LLC and their affiliates (collectively, the "HSP Group") shall have the right to designate three members of the Board of Directors as long as they own a majority of the common stock of the corporation (a "Controlling Equity Interest"). Any person or two or more persons who act together for the purpose of acquiring, and who acquire, from the HSP Group a Controlling Equity Interest shall have the right to designate three members of the Board of Directors as long as they own a Controlling Equity Interest.

            At any time that the United Steelworkers of America local #9170 or its successor (the "Union") is the collective bargaining representative of any employees of an employer that is a subsidiary or a division of a subsidiary of the corporation, the International President of the Union shall have the right to designate at least one member of the Board of Directors (a "Union


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Designee"), provided that such member is acceptable to the Chairman of the Board of Directors, such acceptance not to be unreasonably withheld.

            During such period of time as the provisions of the first paragraph of this Section 2 remain in effect, at least one member of the Board of Directors, other than the Union Designee, shall be a person who is independent of the person or group of persons owning a Controlling Equity Interest, their affiliates and any person who has a business relationship in an amount in excess of $25,000 with a holder of all or part of a Controlling Equity Interest.

            Section 3. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or otherwise, it may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, for the balance of the term or, if the Board has not filled such vacancy, it may be filled by the stockholders. Notwithstanding the foregoing, in the event of the death or resignation of the Union Designee, the International President of the Union shall have the right to designate a replacement nominee for the Union Designee which nominee shall become a member of the Board of Directors upon acceptance by the Chairman of the Board of Directors, such acceptance not to be unreasonably withheld.

            Section 4. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such Directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the election or appointment of a Chairman of the Board of Directors and Officers for the ensuing year and the transaction of such other business as may be brought before such meeting.


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            Section 5.  Regular Meetings. Regular meetings of the Board of
Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

            Section 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, President and Chief Executive Officer or Secretary. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by faxing, e-mailing, telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each Director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting of the Board of Directors.

            Section 7. Place of Conference Call Meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

            Section 8. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President and Chief Executive Officer. In the absence of the Chairman of the Board and the President, a presiding Officer shall be chosen by a majority of the Directors present. The Secretary of the corporation shall act as Secretary of the meeting but, in his absence, the presiding Officer may appoint any person to act as Secretary of the meeting.


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            Section 9.  Quorum; Vote. A majority of the Directors then in office
(but in no event less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the Directors present at the meeting, a quorum being present.

            Section 10. Removal of Directors. Any one or more of the Directors shall be subject to removal with or without cause at any time by the holders of a majority of shares then entitled to vote at an election of directors.

            Section 11. Committees. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, the Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of


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any authority the delegation of which is prohibited by Section 141 of the
Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, and may authorize the seal of the corporation to be affixed to all papers which may require it.

            Section 12. Directors' Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                                    Officers
                                    --------

            Section 1. General. The Board of Directors shall elect the Officers of the corporation, which shall include a Chairman of the Board, a President and Chief Executive Officer, a Secretary and a Treasurer and such other or additional Officers (including, without limitation, one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

            Section 2. Term of Office; Removal and Vacancy. Each Officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any Officer shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

            Section 3. Powers and Duties. Each of the Officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally


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pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

            Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President and Chief Executive Officer each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE IV

                                  Capital Stock
                                  -------------

            Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President and Chief Executive Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.
            Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.


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            Section 3.  Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

            Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and State of incorporation.

            Section 2. Fiscal Year. The fiscal year of the corporation shall end on December 31st unless otherwise determined by the Board of Directors.

                                   ARTICLE VI

                                    Amendment
                                    ---------

            The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors. Notwithstanding the foregoing, the Board of Directors shall have no power to alter or repeal Section 1, Section 2 or the last sentence of
Section 3 of Article II of these By-Laws which may be altered or repealed only by the stockholders pursuant to a vote of 85% or more of the outstanding shares of capital stock of the corporation.


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                                   ARTICLE VII

                                 Indemnification
                                 ---------------

            It being the intent of the corporation to provide maximum protection available under the law to its Officers and Directors, the corporation shall indemnify its Officers and Directors to the full extent the corporation is permitted or required to do so by the Delaware General Corporation Law as the same exists or hereafter may be amended. Such indemnification shall include payment by the corporation, in advance of the final disposition of a civil or criminal action, suit or proceedings, of expenses incurred by a Director or Officer in defending any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Director or Officer to repay such payment if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporation may accept any such undertaking without reference to the financial ability of the person to make such repayment. As used in this paragraph, the terms "Director" and "Officer" include their respective heirs, executors, and administrators.


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